EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Second Quarter Fiscal 2016 Results

•	Net sales $639 million, growth of 4%

•	Diluted EPS $0.71, growth of 4%; adjusted diluted EPS $0.72, decline of 2%

•	Returned $214 million to shareholders through share repurchases and dividends in the first half of fiscal 2016

•	Company revises fiscal 2016 sales forecast to growth of 5% - 6% (previously growth of 6% - 7%) and adjusted diluted EPS forecast to growth of approximately 10% (previously growth of 10% - 12%)

ATLANTA, July 27, 2016 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States and Canada of apparel exclusively for babies and young children, today reported its second quarter fiscal 2016 results.

“We achieved our sales and earnings objectives in the second quarter,” said Michael D. Casey, Chairman and Chief Executive Officer. “Our sales growth was driven by higher demand in our retail and international businesses. We are expecting good growth in the balance of the year, and have revised our previous forecasts to reflect the current outlook for our wholesale and international businesses.”

Consolidated Results
Second Quarter of Fiscal 2016 compared to Second Quarter of Fiscal 2015
Net sales increased $26.7 million, or 4.4%, to $639.5 million, reflecting growth in the Company’s U.S. Carter’s and OshKosh retail businesses as well as in its international segment. Changes in foreign currency exchange rates in the second quarter of fiscal 2016 compared to the second quarter of fiscal 2015 negatively impacted consolidated net sales in the second quarter of fiscal 2016 by $2.5 million, or 0.4%. On a constant currency basis, consolidated net sales increased 4.8% in the second quarter of fiscal 2016.

Operating income in the second quarter of fiscal 2016 increased $1.3 million, or 2.1%, to $63.2 million, compared to $62.0 million in the second quarter of fiscal 2015. Operating margin decreased approximately 20 basis points to 9.9%, compared to 10.1% in the second quarter of fiscal 2015. Adjusted operating income (a non-GAAP measure) decreased $1.4 million, or 2.1%, to $64.0 million, compared to $65.4 million in the second quarter of fiscal 2015. Adjusted operating margin (a non-GAAP measure) decreased approximately 70 basis points to 10.0%, compared to 10.7% in the second quarter of fiscal 2015, which reflects improved gross margin offset by increased investments in store expansion, technology, marketing, and China eCommerce.

Net income in the second quarter of fiscal 2016 increased $0.1 million, or 0.3%, to $36.2 million, or $0.71 per diluted share, compared to $36.1 million, or $0.68 per diluted share, in the second quarter of fiscal 2015.  Adjusted net income (a non-GAAP measure) decreased $2.1 million, or 5.4%, to $36.7 million, compared to $38.8 million in the second quarter of fiscal 2015. Adjusted earnings per diluted share (a non-GAAP measure) in the second quarter of fiscal 2016 decreased 1.7% to $0.72, compared to $0.73 in the second quarter of fiscal 2015.

First Half of Fiscal 2016 compared to First Half of Fiscal 2015
Net sales increased $66.0 million, or 5.1%, to $1.36 billion, reflecting growth in the Company’s U.S. Carter’s and OshKosh retail and Carter’s wholesale businesses, as well as in its international segment. Changes in foreign currency exchange rates in the first half of fiscal 2016 compared to the first half of fiscal 2015 negatively impacted consolidated net sales in the first half of fiscal 2016 by $7.0 million, or 0.5%. On a constant currency basis, consolidated net sales increased 5.6% in the first half of fiscal 2016.

Operating income in the first half of fiscal 2016 increased $9.8 million, or 6.7%, to $156.3 million, compared to $146.5 million in the first half of fiscal 2015. Operating margin increased approximately 20 basis points to 11.5%, compared to 11.3% in the first half of fiscal 2015. Adjusted operating income (a non-GAAP measure) increased $5.3 million, or 3.5%, to $158.0 million, compared to $152.7 million in the first half of fiscal 2015. Adjusted operating margin (a non-GAAP measure) decreased approximately 20 basis points to 11.6%, compared to 11.8% in the first half of fiscal 2015, which reflects improved gross margin offset by increased investments in our growth initiatives.

Net income in the first half of fiscal 2016 increased $4.3 million, or 5.0%, to $90.2 million, or $1.75 per diluted share, compared to $85.9 million, or $1.62 per diluted share, in the first half of fiscal 2015.  Adjusted net income (a non-GAAP measure) increased $0.8 million, or 0.8%, to $91.3 million, compared to $90.5 million in the first half of fiscal 2015. Adjusted earnings per diluted share (a non-GAAP measure) in the first half of fiscal 2016 increased 3.9% to $1.77, compared to $1.70 in the first half of fiscal 2015.

Cash flow from operations in the first half of fiscal 2016 was $85.6 million compared to $27.1 million in the first half of fiscal 2015. The increase reflected favorable changes in net working capital and an increase in net income.

See the “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding non-GAAP measures.

Business Segment Results

During the second quarter and first half of fiscal 2016, the Company believes, based on analysis of credit card transactions and other data, that Carter’s and OshKosh retail comparable sales were negatively affected by lower demand from international consumers shopping in its U.S. stores and on its website, which was likely influenced by the strength of the U.S. dollar relative to other global currencies.

Carter’s Retail Segment
Second Quarter of Fiscal 2016 compared to Second Quarter of Fiscal 2015
Carter’s retail segment sales increased $26.9 million, or 10.9%, to $273.8 million. Carter’s retail comparable sales increased 4.4%, comprised of eCommerce comparable sales growth of 17.4% and a stores comparable sales increase of 1.4%.

In the second quarter of fiscal 2016, the Company opened 15 Carter’s stores and closed one store in the United States.

First Half of Fiscal 2016 compared to First Half of Fiscal 2015
Carter’s retail segment sales increased $41.4 million, or 8.2%, to $546.2 million. Carter’s retail comparable sales increased 2.1%, comprised of eCommerce comparable sales growth of 16.3%, partially offset by a stores comparable sales decline of 1.4%.

In the first half of fiscal 2016, the Company opened 31 Carter’s stores and closed one store in the United States.  The Company operated 624 Carter’s stores in the United States as of July 2, 2016.

Carter’s Wholesale Segment
Second Quarter of Fiscal 2016 compared to Second Quarter of Fiscal 2015
Carter’s wholesale segment net sales decreased $6.0 million, or 2.8%, to $205.7 million, reflecting a decrease in product demand, in part due to timing of orders.

First Half of Fiscal 2016 compared to First Half of Fiscal 2015
Carter’s wholesale segment net sales increased $4.8 million, or 1.0%, to $485.9 million.

OshKosh Retail Segment
Second Quarter of Fiscal 2016 compared to Second Quarter of Fiscal 2015
OshKosh retail segment net sales increased $5.5 million, or 7.5%, to $79.0 million. OshKosh retail comparable sales declined 1.3%, comprised of a stores comparable sales decline of 5.8%, partially offset by eCommerce comparable sales growth of 17.6%.

In the second quarter of fiscal 2016, the Company opened 12 OshKosh stores in the United States and closed one store.

First Half of Fiscal 2016 compared to First Half of Fiscal 2015
OshKosh retail segment net sales increased $14.2 million, or 9.7%, to $160.7 million. OshKosh retail comparable sales increased 0.7%, comprised of eCommerce comparable sales growth of 18.8%, partially offset by a stores comparable sales decline of 3.8%.

In the first half of fiscal 2016, the Company opened 23 OshKosh stores in the United States and closed two stores. The Company operated 262 OshKosh stores in the United States as of July 2, 2016.

OshKosh Wholesale Segment
Second Quarter of Fiscal 2016 compared to Second Quarter of Fiscal 2015
OshKosh wholesale segment net sales decreased $4.9 million, or 34.4%, to $9.4 million, due to a decrease in the number of units shipped, reflecting lower seasonal bookings.

First Half of Fiscal 2016 compared to First Half of Fiscal 2015
OshKosh wholesale segment net sales decreased $9.1 million, or 29.8%, to $21.3 million, due to a decrease in the number of units shipped, reflecting lower seasonal bookings.

International Segment
Second Quarter of Fiscal 2016 compared to Second Quarter of Fiscal 2015
International segment net sales increased $5.3 million, or 8.0%, to $71.6 million, driven by growth in the Company’s retail businesses in Canada and new eCommerce sales in China, partially offset by a decline in sales to international wholesale customers outside Canada and unfavorable foreign currency exchange rates.

Changes in foreign currency exchange rates in the second quarter of fiscal 2016 compared to the second quarter of fiscal 2015 negatively affected international segment net sales in the second quarter of fiscal 2016 by $2.5 million, or 3.7%. On a constant currency basis, international segment net sales increased 11.7%.

For the second quarter of fiscal 2016, Canada retail comparable sales increased 8.0%, comprised of stores comparable sales growth of 6.9% and eCommerce comparable sales growth of 27.4%. In the second quarter of fiscal 2016, the Company opened one store in Canada.

First Half of Fiscal 2016 compared to First Half of Fiscal 2015
International segment net sales increased $14.6 million, or 10.8%, to $149.5 million, driven by growth in the Company’s retail businesses in Canada and new eCommerce sales in China, partially offset by unfavorable foreign currency exchange rates.

Changes in foreign currency exchange rates in the first half of fiscal 2016 compared to the first half of fiscal 2015 negatively affected international segment net sales in the first half of fiscal 2016 by $7.0 million, or 5.2%. On a constant currency basis, international segment net sales increased 16.0%.

For the first half of fiscal 2016, Canada retail comparable sales increased 11.3%, comprised of stores comparable sales growth of 9.7% and eCommerce comparable sales growth of 37.4%. In the first half of fiscal 2016, the Company opened three stores in Canada. The Company operated 150 stores in Canada as of July 2, 2016.

Return of Capital
In the second quarter of fiscal 2016, the Company returned a total of $125.3 million to shareholders through share repurchases and cash dividends. In the first half of fiscal 2016, the Company returned a total of $213.9 million to shareholders through share repurchases and cash dividends, as described below.

During the second quarter of fiscal 2016, the Company repurchased and retired 1,049,483 shares of its common stock for $108.6 million at an average price of $103.52 per share. In the first half of fiscal 2016, the Company repurchased and retired 1,771,847 shares of its common stock for $180.2 million at an average price of $101.71 per share. Fiscal year-to-date through July 26, 2016, the Company repurchased and retired a total of 1,910,247 shares for $195.1 million at an average price of $102.15 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions. As of July 26, 2016, the total remaining capacity under the Company’s previously announced repurchase authorizations was approximately $380 million.

During the second quarter of fiscal 2016, the Company paid a cash dividend of $0.33 per share totaling $16.6 million. In the first half of fiscal 2016, the Company paid cash dividends of $0.66 per share totaling $33.7 million. Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.

2016 Business Outlook
For the third quarter of fiscal 2016, the Company projects net sales will increase approximately 6% to 7% compared to the third quarter of fiscal 2015 and adjusted diluted earnings per share will increase approximately 6% to 10% compared to adjusted diluted earnings per share of $1.52 in the third quarter of fiscal 2015.
For fiscal 2016, the Company now projects net sales will increase approximately 5% to 6% (previously projected growth of 6% to 7%) compared to fiscal 2015 and adjusted diluted earnings per share will increase approximately 10% (previously projected growth of 10% to 12%) compared to adjusted diluted earnings per share of $4.61 in fiscal 2015. This forecast for fiscal 2016 adjusted earnings per share excludes anticipated expenses of approximately $1.7 million related to the amortization of acquired tradenames and other items the Company believes to be non-representative of underlying business performance.

Conference Call
The Company will hold a conference call with investors to discuss second quarter fiscal 2016 results and its business outlook on July 27, 2016 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 913-312-0642. To listen to a live broadcast via the internet, please visit www.carters.com and select the “Q2 2016 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same tab by selecting the link for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through August 5, 2016, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 3330148. The replay will also be archived on the Company’s website under the “Investor Relations” tab.

About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in the United States and Canada of apparel and related products exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 1,000 Company-operated stores in the United States and Canada and on-line at www.carters.com, www.oshkoshbgosh.com, and www.cartersoshkosh.ca. The Company’s Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the third quarter of fiscal 2016 and fiscal year 2016, or any other future period, assessments of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors” and “Forward-Looking Statements.” Included among the risks and uncertainties that may impact future results are the risks of: losing one or more major customers, vendors, or licensees, due to competition, inadequate quality of the Company’s products, or otherwise; financial difficulties for one or more of the Company’s major customers, vendors, or licensees, or an overall decrease in consumer spending; fluctuations in foreign currency exchange rates; our products not being accepted in the marketplace, due to quality concerns, changes in consumer preference and fashion trends, or otherwise; negative publicity, including as a result of product recalls or otherwise; failure to protect the Company’s intellectual property; various types of litigation, including class action litigation brought under various consumer protection, employment, and privacy and information security laws; a breach of the Company’s consumer databases, systems, or processes; the risk of slow-downs, disruptions, or strikes along the Company’s supply chain, including disruptions resulting from foreign supply sources, the Company’s distribution centers, or in-sourcing capabilities; unsuccessful expansion into international markets or failure to successfully manage legal, regulatory, political and economic risks of the Company’s existing international operations, including maintaining compliance with worldwide anti-bribery laws; and an inability to obtain additional financing on favorable terms. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net sales	$639,471	$612,765	$1,363,556	$1,297,529
Cost of goods sold	357,289	349,870	770,445	750,582
Gross profit	282,182	262,895	593,111	546,947
Selling, general, and administrative expenses	228,464	209,296	457,460	420,479
Royalty income	(9,525)	(8,353)	(20,600)	(19,989)
Operating income	63,243	61,952	156,251	146,457
Interest expense	6,803	6,935	13,542	13,627
Interest income	(178)	(157)	(385)	(294)
Other expense (income), net	516	(1,900)	3,709	62
Income before income taxes	56,102	57,074	139,385	133,062
Provision for income taxes	19,904	20,969	49,207	47,165
Net income	$36,198	$36,105	$90,178	$85,897

Basic net income per common share	$0.72	$0.69	$1.77	$1.63
Diluted net income per common share	$0.71	$0.68	$1.75	$1.62
Dividend declared and paid per common share	$0.33	$0.22	$0.66	$0.44

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Two Fiscal Quarters Ended
	July 2, 2016	% of Total Net Sales	July 4, 2015	% of Total Net Sales	July 2, 2016	% of Total Net Sales	July 4, 2015	% of Total Net Sales
Net sales:
Carter’s Wholesale	$205,738	32.2%	$211,730	34.6%	$485,878	35.5%	$481,045	37.1%
Carter’s Retail (a)	273,832	42.8%	246,980	40.4%	546,155	40.1%	504,707	39.0%
Total Carter’s (U.S.)	479,570	75.0%	458,710	75.0%	1,032,033	75.6%	985,752	76.1%
OshKosh Retail (a)	78,950	12.3%	73,453	12.0%	160,716	11.8%	146,495	11.3%
OshKosh Wholesale	9,384	1.5%	14,306	2.3%	21,298	1.6%	30,357	2.3%
Total OshKosh (U.S.)	88,334	13.8%	87,759	14.3%	182,014	13.4%	176,852	13.6%
International (b)	71,567	11.2%	66,296	10.7%	149,509	11.0%	134,925	10.3%
Total net sales	$639,471	100.0%	$612,765	100.0%	$1,363,556	100.0%	$1,297,529	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
Carter’s Wholesale	$39,899	19.4%	$40,207	19.0%	$106,104	21.8%	$98,138	20.4%
Carter’s Retail (a)	38,433	14.0%	38,331	15.5%	79,687	14.6%	82,824	16.4%
Total Carter’s (U.S.)	78,332	16.3%	78,538	17.1%	185,791	18.0%	180,962	18.4%
OshKosh Retail (a)	(1,481)	(1.9)%	(1,815)	(2.5)%	(3,266)	(2.0)%	(2,775)	(1.9)%
OshKosh Wholesale (U.S.)	1,610	17.2%	2,249	15.7%	3,816	17.9%	5,228	17.2%
Total OshKosh	129	0.1%	434	0.5%	550	0.3%	2,453	1.4%
International (b) (c)	9,105	12.7%	6,236	9.4%	17,546	11.7%	12,747	9.4%
Corporate expenses (d) (e)	(24,323)		(23,256)		(47,636)		(49,705)
Total operating income	$63,243	9.9%	$61,952	10.1%	$156,251	11.5%	$146,457	11.3%

(a)	Includes eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)
Includes charges associated with the revaluation of the Company's contingent consideration related to the Company's 2011 acquisition of Bonnie Togs of approximately $1.4 million and $1.9 million for the fiscal quarter and two fiscal quarters ended July 4, 2015, respectively.

(d)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, legal, consulting, and audit fees.

(e)
Includes charges related to the amortization of tradenames of $0.8 million and $1.8 million for the fiscal quarter and two fiscal quarters ended July 2, 2016, respectively, and $2.1 million and $4.4 million for the fiscal quarter and two fiscal quarters ended July 4, 2015, respectively.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	July 2, 2016	January 2, 2016	July 4, 2015
ASSETS
Current assets:
Cash and cash equivalents	$205,080	$381,209	$244,301
Accounts receivable, net	150,633	207,570	157,145
Finished goods inventories	587,434	469,934	544,256
Prepaid expenses and other current assets	46,189	37,815	47,639
Deferred income taxes	32,816	34,080	31,871
Total current assets	1,022,152	1,130,608	1,025,212
Property, plant, and equipment, net of accumulated depreciation of $317,580, $290,636, and $263,580, respectively	386,034	371,704	353,138
Tradenames, net	309,017	310,848	312,836
Goodwill	177,540	174,874	178,753
Other assets	17,749	15,620	13,759
Total assets	$1,912,492	$2,003,654	$1,883,698

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$190,366	$157,648	$145,809
Other current liabilities	80,595	105,070	76,451
Total current liabilities	270,961	262,718	222,260

Long-term debt, net	580,678	578,972	580,427
Deferred income taxes	128,682	128,838	119,230
Other long-term liabilities	165,469	158,075	158,842
Total liabilities	1,145,790	1,128,603	1,080,759

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at July 2, 2016, January 2, 2016, and July 4, 2015	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 50,194,955, 51,764,309, and 52,331,208 shares issued and outstanding at July 2, 2016, January 2, 2016 and July 4, 2015, respectively	502	518	523
Additional paid-in capital	—	—	—
Accumulated other comprehensive loss	(30,533)	(36,367)	(29,275)
Retained earnings	796,733	910,900	831,691
Total stockholders' equity	766,702	875,051	802,939
Total liabilities and stockholders' equity	$1,912,492	$2,003,654	$1,883,698

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Two Fiscal Quarters Ended
	July 2, 2016	July 4, 2015
Cash flows from operating activities:
Net income	$90,178	$85,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,916	30,338
Amortization of tradenames	1,831	4,429
Accretion of contingent consideration	—	809
Amortization of debt issuance costs	725	678
Non-cash stock-based compensation expense	9,250	9,560
Unrealized foreign currency loss, net	3,130	84
Income tax benefit from stock-based compensation	(3,684)	(6,890)
Loss on disposal of property, plant, and equipment	133	90
Deferred income taxes	1,258	1,886
Effect of changes in operating assets and liabilities:
Accounts receivable, net	57,229	28,649
Finished goods inventories	(114,817)	(103,379)
Prepaid expenses and other assets	(12,643)	(14,244)
Accounts payable and other liabilities	18,093	(10,775)
Net cash provided by operating activities	85,599	27,132

Cash flows from investing activities:
Capital expenditures	(49,698)	(50,284)
Proceeds from sale of property, plant, and equipment	193	43
Net cash used in investing activities	(49,505)	(50,241)

Cash flows from financing activities:
Borrowings under secured revolving credit facility	—	20,349
Payments on secured revolving credit facility	—	(20,000)
Repurchase of common stock	(180,209)	(48,894)
Dividends paid	(33,679)	(23,143)
Income tax benefit from stock-based compensation	3,684	6,890
Withholdings from vesting of restricted stock	(8,508)	(12,377)
Proceeds from exercise of stock options	5,101	4,560
Net cash used in financing activities	(213,611)	(72,615)

Effect of exchange rate changes on cash and cash equivalents	1,388	(613)
Net decrease in cash and cash equivalents	(176,129)	(96,337)
Cash and cash equivalents, beginning of period	381,209	340,638
Cash and cash equivalents, end of period	$205,080	$244,301

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended July 2, 2016
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$282.2	44.1%	$228.5	35.7%	$63.2	9.9%	$36.2	$0.71
Amortization of tradenames	—		(0.8)		0.8		0.5	0.01
As adjusted (a)	$282.2	44.1%	$227.7	35.6%	$64.0	10.0%	$36.7	$0.72

	Two Fiscal Quarters Ended July 2, 2016
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$593.1	43.5%	$457.5	33.5%	$156.3	11.5%	$90.2	$1.75
Amortization of tradenames	—		(1.7)		1.7		1.1	0.02
As adjusted (a)	$593.1	43.5%	$455.7	33.4%	$158.0	11.6%	$91.3	$1.77

	Fiscal Quarter Ended July 4, 2015
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$262.9	42.9%	$209.3	34.2%	$62.0	10.1%	$36.1	$0.68
Amortization of tradenames	—		(2.1)		2.1		1.3	0.02
Revaluation of contingent consideration (b)	—		(1.4)		1.4		1.4	0.03
As adjusted (a)	$262.9	42.9%	$205.8	33.6%	$65.4	10.7%	$38.8	$0.73

	Two Fiscal Quarters Ended July 4, 2015
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$546.9	42.2%	$420.5	32.4%	$146.5	11.3%	$85.9	$1.62
Amortization of tradenames	—		(4.3)		4.3		2.7	0.05
Revaluation of contingent consideration (b)	—		(1.9)		1.9		1.9	0.03
As adjusted (a)	$546.9	42.2%	$414.3	31.9%	$152.7	11.8%	$90.5	$1.70

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(b)	Revaluation of the contingent consideration liability associated with the Company’s acquisition of Bonnie Togs in 2011.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended October 3, 2015
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$347.5	$230.0	$130.2	$79.3	$1.51
Amortization of tradenames	—	(1.0)	1.0	0.6	0.01
As adjusted (a)	$347.5	$229.0	$131.2	$79.9	$1.52

	Fiscal Year Ended January 2, 2016
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,258.0	$909.2	$392.9	$237.8	$4.50
Amortization of tradenames	—	(6.2)	6.2	3.9	0.08
Revaluation of contingent consideration (b)	—	(1.9)	1.9	1.9	0.04
As adjusted (a)	$1,258.0	$901.1	$401.0	$243.6	$4.61

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(b)	Revaluation of the contingent consideration liability associated with the Company’s acquisition of Bonnie Togs in 2011.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	50,143,568	52,020,386	50,660,278	52,069,800
Dilutive effect of equity awards	469,114	526,016	468,632	514,121
Diluted number of common and common equivalent shares outstanding	50,612,682	52,546,402	51,128,910	52,583,921
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$36,198	$36,105	$90,178	$85,897
Income allocated to participating securities	(279)	(305)	(720)	(847)
Net income available to common shareholders	$35,919	$35,800	$89,458	$85,050
Basic net income per common share	$0.72	$0.69	$1.77	$1.63
Diluted net income per common share:
Net income	$36,198	$36,105	$90,178	$85,897
Income allocated to participating securities	(278)	(303)	(715)	(840)
Net income available to common shareholders	$35,920	$35,802	$89,463	$85,057
Diluted net income per common share	$0.71	$0.68	$1.75	$1.62
As adjusted (a):
Basic net income per common share:
Net income	$36,697	$38,805	$91,276	$90,518
Income allocated to participating securities	(284)	(329)	(729)	(893)
Net income available to common shareholders	$36,413	$38,476	$90,547	$89,625
Basic net income per common share	$0.73	$0.74	$1.79	$1.72
Diluted net income per common share:
Net income	$36,697	$38,805	$91,276	$90,518
Income allocated to participating securities	(282)	(326)	(725)	(886)
Net income available to common shareholders	$36,415	$38,479	$90,551	$89,632
Diluted net income per common share	$0.72	$0.73	$1.77	$1.70

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $0.5 million and $1.1 million in after-tax expenses from these results for the fiscal quarter and two fiscal quarters ended July 2, 2016, respectively. The Company has excluded $2.7 million and $4.6 million in after-tax expenses from these results for the fiscal quarters ended July 4, 2015, respectively.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Two Fiscal Quarters Ended		Four Fiscal Quarters Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015	July 2, 2016
(dollars in millions)
Net income	$36.2	$36.1	$90.2	$85.9	$242.1
Interest expense	6.8	6.9	13.5	13.6	26.9
Interest income	(0.2)	(0.2)	(0.4)	(0.3)	(0.6)
Income tax expense	19.9	21.0	49.2	47.2	132.4
Depreciation and amortization (a)	18.6	17.6	36.8	34.8	70.4
EBITDA	$81.3	$81.4	$189.3	$181.2	$471.2

Adjustments to EBITDA
Revaluation of contingent consideration (b)	$—	$1.4	—	1.9	$—
Adjusted EBITDA	$81.3	$82.8	$189.3	$183.1	$471.2

(a)	Includes amortization of acquired tradenames.

(b)	Revaluation of the contingent consideration liability associated with the Company’s acquisition of Bonnie Togs in 2011.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the item described in footnote (b) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.